EXHIBIT 1.0

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                      DALLAS GOLD AND SILVER EXCHANGE, INC.

         William H. Oyster and L.S. Smith do hereby certify that:

         1. They are the President and Secretary, respectively, of Dallas Gold And Silver Exchange, Inc., a Nevada corporation.

         2. At a meeting of the Board of Directors of Dallas Gold And Silver Exchange, Inc. duly held on March 26, 2001, the Board of Directors adopted resolutions pursuant to Section 78.315 of Nevada Revised Statutes, to amend Article First of the Articles of Incorporation. The amendment was set forth in said resolution and it was further resolved that the proposed amendment and the advisability of adoption thereof be presented to the stockholders at the Annual Meeting of Stockholders.

         3. At the Annual Meeting of Stockholders, a meeting duly noticed and held on June 25, 2001, the stockholders voted, either in person or by proxy, to adopt the amendment as set forth and recommended by the Board of Directors. The amendment to Article First was adopted by 4,541,507 shares of Common Stock voting in favor and 1,967 shares of Common Stock voting opposed. There were a total of 4,927,990 shares of Common Stock outstanding and entitled to vote at the Annual Meeting of Stockholders.

         4. Said Articles were amended by the adoption of the following resolution:

                  RESOLVED: That Article First of the Articles of Incorporation of this Corporation shall be amended to read in full as follows:

                  "First. The name of the Corporation is DGSE Companies, Inc."

                  IN WITNESS WHEREOF, the undersigned hereby executed this Certificate of Amendment this 26 day of June, 2001.

                  Dallas Gold & Silver Exchange, Inc.

                  By: ____________________________         _____________________
                      William H. Oyster, President         L.S. Smith, Secretary